AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 11, 2001
                                                 Registration No. 333-43126

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                            AMENDMENT NO. 3 TO
                                 FORM SB-2
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                       Mobile Design Concepts, Inc.
     (Exact name of small business issuer as specified in its charter)

         NEVADA                    1531                   87-0650219
    (State or other         (Primary Standard          (I.R.S. Employer
    jurisdiction of             Industrial          Identification Number)
    incorporation or       Classification Code
     organization)               Number)

            6500 S. 400 W., Suite C, Salt Lake City, Utah 84107
                              (801) 266-2420
(Address and telephone number of Registrant's principal executive offices)

                               Same as Above
  (Address of principal place of business or intended principal place of business)

                            Steven N. Bednarik
            6500 S. 400 W., Suite C, Salt Lake City, Utah 84107
                              (801) 266-2420
         (Name, address and telephone number of agent for service)
                                copies to:
                            Van L. Butler, Esq.
                       THOMAS G. KIMBLE & ASSOCIATES
                     311 South State Street, Suite 440
                        Salt Lake City, Utah 84111
                         Telephone: (801) 531-0066
                            Fax: (801) 359-6603

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
                      CALCULATION OF REGISTRATION FEE
Title of each      Dollar        Proposed       Proposed
  class of         amount        maximum        maximum        Amount of
securities to      to be         offering      aggregate      registration
     be          registered       price         offering          fee
 registered                    per unit(1)      price(1)

Common Stock      $125,000        $0.25         $125,000         $33.00

 (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         500,000 Shares



                  Mobile Design Concepts, Inc.


                          Common Stock
                        $ 0.25 Per Share



This is an initial public offering of shares of common stock of Mobile Design Concepts, Inc. We are offering up to 500,000 shares of our common stock in this offering. We are offering the stock directly with no requirement that any minimum number of shares be sold. The offering will continue until the earlier of the date all offered shares are sold or six months from the date of this prospectus. The funds we receive from the sale of stock in this offering will not be placed in escrow and will immediately be available to us for use in our business. No broker-dealer is participating in this offering, and no sales commissions will be paid to any person in connection with this offering. There is no market for the securities. The common stock is not listed on any national securities exchange or the Nasdaq Stock Market.


An investment in our stock is extremely speculative and involves several significant risks. You are cautioned not to invest unless you can afford the loss of your entire investment. WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 3 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.




                                         Per Share   Total
        Public offering price            $0.25       $125,000
        Commissions                      $0          $0
        Proceeds to Mobile Design,       $0.25       $125,000
        before expenses


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


    The date of this prospectus is May [__], 2001.

                        Table of Contents

                               Page
Prospectus Summary                                          2
Risk Factors                                                3
Forward-Looking Statements                                  4
Market for Common Stock and Dividend Policy                 4
Use of Proceeds                                             5
Dilution                                                    5
Plan of Operation                                           6
Business                                                    7
Management                                                  9
Executive Compensation                                      9
Certain Relationships and Related Transactions              10
Principal Stockholders                                      10
Description of Capital Stock                                11
Plan of Distribution                                        12
Where You Can Find Additional Information                   12
Legal Matters                                               13
Experts                                                     13
Financial Statements                                        F-1


                       Prospectus Summary

                  Mobile Design Concepts, Inc.

We are a start-up company that plans to design and manufacture mobile kiosks for use primarily as drive-through coffee and espresso units. Our kiosks are simple structures approximately 120 square feet in size with one door, a drive-through window, stucco exterior, and a pitched roof. Our kiosks will be self-contained and will be movable from one location to another. Our kiosks will contain all necessary plumbing and electrical equipment and will have external hook-ups for connection to water and electrical sources at the site. We have completed the design of our prototype kiosk and completed its construction in February, 2001. We intend to sell or lease our kiosks to third parties who are engaged or plan to engage in the drive-through sale of coffee, juice, and other beverages.


                           Our Address

Our offices are located at 6500 South 400 West, Suite C, Salt
Lake City, Utah 84107, and our telephone number is (801) 266-
2420.

                          The Offering

Common stock outstanding before offering            4,500,000 shares

Common stock offered                                  500,000 shares

Common stock to be outstanding after the offering   5,000,000 shares

                          Risk Factors

An investment in our common stock is extremely speculative and involves significant risks. You are cautioned not to purchase our stock unless you can afford to lose your entire investment. You should carefully consider the following risk factors before you decide to buy our common stock. You should also carefully read and consider all the information we have included in this prospectus before you decide to buy our common stock.


You may be unable to effectively evaluate our company for investment purposes because we have not begun operations and our business model is unproven.

      We were incorporated in March 2000, only recently commenced our planned operations, and have not produced any earnings. We face all the risks of a new business, and there can be no assurance we will be successful. Our lack of an operating history makes it difficult to evaluate the risks and uncertainties that we face. Our failure to address these risks and uncertainties could cause our business results to suffer and result in the loss of all or part of your investment.

We depend on our president and the loss of his services would have an adverse effect on our business.

     We are dependent on our president and sole employee to operate our company, and the loss of this person would have an adverse impact on our operations until such time as he could be replaced. We do not have an employment agreement with our president, and we do not carry key man life insurance on his life.

Because we arbitrarily established the offering price for the shares, there can be no assurance that the offering price represents the fair market value of the shares.

      We arbitrarily established the offering price of our Shares in order for us to raise a gross amount of approximately $125,000 in this offering. The offering price bears no relationship to our assets, earnings, book value, or other criteria of value. There can be no assurance that the offering price represents the fair market value of the shares, that you will be able to sell the shares in the future at a price that is at or above the offering price, or that you will be able to sell the shares at all.

The concentration of ownership in our three current stockholders will limit your ability to influence corporate matters.

      Immediately following this offering, our three current stockholders, including our president, will beneficially own 90% of our outstanding common stock. These stockholders will able to determine the outcome of actions taken by us that require stockholder approval. For example, these stockholders could elect all of our directors and control the policies and practices of the company.

You may not be able to liquidate your investment readily or at all when you need or desire to sell.

     There is no market for the securities. If you invest, you are not assured that an active trading market will develop, or if a market does develop, that it will continue. As a result, an investment in our common stock is and may remain totally illiquid. If a market does not develop, you may be unable to sell your securities.

You are not assured that any minimum amount of proceeds will be received in this offering.

     This increases your risk if you do invest, because you are not assured any additional shares will be sold or that we will receive further funding. Proceeds may not be sufficient to defray offering expenses. Because no minimum number of shares must be sold, there is no escrow of funds. Any proceeds received will immediately be retained by us to be used in our business. The amount of capital currently available to us is limited. In the event any proceeds from this offering and our existing capital are not sufficient to enable us to develop and expand our business and generate a profit, we may need additional financing, for which we have no commitments or arrangements from commercial lenders or other sources.


                   Forward-Looking Statements

This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "will," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements. Any forward-looking statements, including those regarding our or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results or events and involve risks and uncertainties, such as those discussed below.

The forward-looking statements are based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors discussed above. These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus. Any forward-looking statements are made only as of the date of this prospectus, and we assume no obligation to update forward-looking statements to reflect subsequent events or circumstances.

           Market for Common Stock and Dividend Policy

There is no trading market for our common stock, and no assurance can be given that any trading market will develop in the future. We arbitrarily established the offering price of our Shares in order for us to raise a gross amount of $125,000 in this offering. The offering price bears no relationship to our assets, earnings, book value, or other criteria of value. There can be no assurance that the offering price represents the fair market value of the shares, that you will be able to sell the shares in the future at a price that is at or above the offering price, or that you will be able to sell the shares at all.

As of the date of this prospectus, we have three stockholders of record. We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future.

                         Use Of Proceeds

We estimate that the net proceeds from the sale of all 500,000 shares of common stock in this offering will be approximately $110,000 after deducting estimated offering expenses of $15,000. For purposes of illustration only, if only 250,000 shares are sold in this offering, our net proceeds will be approximately $47,500. There can be no assurance that all or any of the offered shares will be sold.

On August 1, 2000, we got a one-year commercial line of credit from our bank, which allows us to borrow up to $20,606 at an interest rate of prime plus 2%, which is currently 11.5%. In addition, we paid a loan origination fee of $606 to establish the line of credit. To date we have drawn $10,606 against the letter of credit for use in the construction of our prototype and plan to use a portion of the offering proceeds to repay this loan. If we draw additional amounts against the line of credit before offering proceeds are available, amounts allocated to construct kiosks will be used, as necessary, to repay the debt.

The following table illustrates our planned use of the offering proceeds assuming all offered shares are sold and assuming only one-half the offered shares are sold. If we sell less than all offered shares, we plan to complete the construction of our prototype kiosk, engage in limited marketing activities and construct up to three additional kiosks as our funds permit while retaining adequate cash reserves to cover our estimated costs of operation for at least twelve months. If less than 250,000 shares are sold, we will use any funds received first to pay offering expenses and repay debts. We will construct additional kiosks only if adequate funds are received


                    Assuming 500,000 Shares Sold  Assuming 250,000 Shares Sold

Proposed Use of Proceeds         Amount  % of Total  Amount  % of Total

Offering expenses             $  15,000   12.0%     $ 15,000   24.0%

Pay off bank line of credit      10,000    8.0%       10,000   16.0%

Construct other kiosks at        60,000   48.0%           0       -
 estimated cost of $20,000 each

General and administrative       15,000   12.0%       15,000   24.0%
   expenses for 12 months

Marketing expenses                5,000    4.0%        2,500    4.0%

Reserve for unforeseen expenses  20,000   16.0%       20,000   32.0%

Total                          $125,000  100.0%     $ 62,500  100.0%

Until such time as the net offering proceeds are spent in the manner described above, they will be invested in short-term investment grade, interest-bearing securities or guaranteed obligations of the U.S. government.

                            Dilution

Our net tangible book value on December 31, 2000 was $4,011 or approximately $0.001 per share. "Net tangible book value" is our total assets minus the sum of our liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding before the offering.

After giving effect to the sale of all 500,000 shares in this offering at an offering price of $0.25 per share and the receipt of net proceeds in the assumed amount of $110,000, our pro forma net tangible book value on December 31, 2000 would have been $114,011, or $0.023 per share.

The following table illustrates the pro forma increase in net tangible book value of $0.022 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors, assuming all offered shares are sold in the offering:

Public offering price per share
                                                       $0.25
Net tangible book value per share as of
December 31, 2000                         $0.001
Increase in net tangible book value per
share attributable to the offering
                                          $0.022
Pro forma net tangible book value per share
as of December 31, 2000 after
giving effect to the offering                          $0.023
Dilution per share to new investors in the
offering                                               $0.227


The following table shows the difference between existing stockholders and new investors with respect to the number of shares purchased, the total consideration paid, and the average price paid per share assuming all offered shares are sold in the offering.

             Shares Purchased     Total Consideration
                                                         Average
               Number   Percent     Amount    Percent     Price
                                                        Per Share
Existing
stockholders  4,500,000            $  9,000               $0.002
                          90%                    6.7%
New             500,000            $125,000               $0.250
investors                 10%                   93.3%
Total        5,000,000   100%      $134,000               $0.027
                                               100.0%


                        Plan of Operation

You should read the following discussion in conjunction with our financial statements, which are included elsewhere in this prospectus. The following information contains forward-looking statements.

Our plan of operation is to use our existing capital together with the proceeds from this offering to complete construction of our prototype kiosk and to construct up to three additional kiosks for sale or lease to third parties. As of December 31, 2000, we had net cash on hand of $576 and current liabilities of $6,543. In addition, we have established a one-year $20,606 revolving line of credit with our bank that bears interest at the rate of prime plus 2%, for a current rate of 11.5%. To date we have drawn $10,606 against the line of credit in connection with the construction of our prototype kiosk. We plan to repay all amounts advanced to us under the line of credit with the proceeds from this offering.

We estimate our general and administrative expenses during the next twelve months to be approximately $15,000, including rent, office, legal, and accounting expenses. We estimate the cost of constructing our prototype kiosk at $20,000 to $25,000, and the cost of constructing additional kiosks to be somewhat lower as the construction process becomes more uniform and design problems have been resolved. If all shares in this offering are sold, we will proceed with the construction plan outlined above, subject to indications of interest from prospective operators. Our prototype was completed in February, 2001 and we anticipate that additional kiosks will be completed sequentially based on demand with a total construction time of approximately 45 days. If less than all offered shares are sold, we will reduce our construction budget as appropriate and may attempt to finance the construction of additional kiosks using a purchase contract or lease with the potential operator as security for a loan.

We plan to generate revenue from the lease and sale of our kiosks to third parties. We plan to initially lease our kiosks for a monthly rental of from $12,000 to $15,000 per year under a lease with a term of three years that may be renewed on an annual basis after the initial three-year term. We believe that an operator at a good location will continue to rent the kiosk for its useful life, which we estimate at ten to fifteen years. We also plan to sell kiosks at prices ranging from $40,000 to $65,000, depending on the design features and equipment included in the particular unit. Our proposed lease rates and sales prices will be subject to adjustment based on demand, changes in our cost structure and competitive conditions prevailing in our industry.

We anticipate that the proceeds from the sale of the offering together with our current assets and bank line of credit will be sufficient to permit us to implement our business plan and conduct our operations for a period of at least twelve months. If we receive only limited funds in this offering, we will delay construction of additional kiosks, if necessary. We may have to seek additional funds within the next twelve months. We have no assurance of receiving any additional funding.

                            Business

General

Our company was recently incorporated under the laws of Nevada on March 10, 2000. In connection with our organization, we sold
4,500,000 shares of our common stock to three persons, including our president, for $9,000 in cash.

We are a start-up company that plans to design and manufacture mobile kiosks for use as drive-through beverage units. Our kiosks will be simple, prefabricated structures designed to be moved from location to location. We have completed the design of our initial prototype kiosk and completed its construction in February, 2001. We intend to sell or lease our kiosks to third parties who are engaged or plan to engage in the drive-through sale of coffee, espresso, juice, or other beverages.

Our Mobile Beverage Kiosks

Our kiosks have been designed as simple structures approximately
120 square feet in size with the following general characteristics and specifications.

o     Stucco exterior walls for low maintenance and durability.
  The stucco will be available in a variety of colors with each operator selecting the color for its kiosk.

o Steep pitch, standing seam metal roof available in a variety of colors to coordinate with the color of the stucco exterior. The color coating will be a powder coat with a baked enamel finish carrying a 25-year manufacturer's warranty. Rain gutters will run along the edge of the entire roofline.

o Gable awnings with color graphics on each side of the kiosk, with awning lights mounted underneath to illuminate the graphics after sunset.

o Interior walls will be insulated and easily washable high-gloss FRP panels from floor to ceiling. The floor will be of a durable industrial composite vinyl with matching baseboards for ease in sweeping and cleaning.

o One insulated steel door and one or two sliding drive-through windows with double pane glass. Windows will be located on all sides of the kiosk to maximize natural lighting to the interior and enable customers to watch the preparation of their beverages.

o Stainless steel serving shelves for each drive-through window

o Illuminated billboard menus for each drive-through window allowing customers to select their beverages before arriving at the window and allowing the operator to maximize the flow of traffic.

o One wall-mounted air conditioning and heating unit near the door of each kiosk. Each kiosk will contain floor, wall, and ceiling insulation designed to provide a stable interior temperature.

o Three-compartment stainless steel sink with faucets and smaller stainless steel hand-washing sink.

o One built-in stainless steel zero-clearance forced-air refrigerator, with an option of adding a second refrigerator.

o One 25-gallon hot water heater. Supply water will be stored in a 32-gallon fresh water polyethylene tank, and wastewater will be held in a 38-gallon gray water polyethylene tank pending disposal.

o Fully automatic water pump and filtration systems, with enclosed insulated water pipes.

o 110/220 volt, 200-amp electric service with GFI protected outlets and dedicated circuits for power to the computer and cash register. The units will also be wired for telephone service with two jack outlets and will include wiring for an optional security system.

o Interior storage will include lockable under counter storage cabinets and built in modular shelving systems that can be moved and reconfigured for easy cleaning and variable size supply placement. The kiosks will also be supplied with overhead shelving for immediate access to rapidly moving retail products.

We will also offer to provide all beverage equipment such as espresso machines, coffee brewers and grinders, icemakers, blenders, and storage and service containers in accordance with the operator's specifications. We may purchase some of these items of equipment from Meridian Coffee, an affiliate of our president.

Construction of Kiosks

Each kiosk will be built to specification with the operator's input. We will employ a third party contractor to build and deliver to our office the basic wooden structure. Once on our premises, licensed plumbers and electricians will perform the necessary interior plumbing and electrical work under the supervision of our president. We will also hire independent contractors to perform the finish work, and we will install the necessary fixtures and equipment. We believe that having the structure on-site will enable us to oversee work being performed by third parties, provide us with maximum flexibility in implementing any final changes the operator deems necessary, and provide us with a model for demonstration to potential buyers. We believe there are numerous sources of the raw materials and skilled and unskilled labor required to construct the kiosks and that we will not be dependent on any single supplier or group of suppliers.

Our Relationship with Meridian

We have a relationship with Meridian Coffee Company, an affiliate of our president, which is a coffee wholesaler providing coffee and beverage products to retail coffee outlets in the Salt Lake City Metropolitan Area. We believe Meridian may introduce us to certain of its customers who may be interested in expanding their businesses by establishing new or additional drive-through coffee outlets. We believe the addition of new locations will benefit Meridian because it will most likely provide coffee and coffee products for the new locations of its existing customers, and it will benefit us because we will generate revenue from the sale or lease of the kiosks. We may also purchase certain fixtures or equipment for use in our kiosks from Meridian. If we do, the prices we pay Meridian for such items will be no less favorable to us than the lowest prices charged by Meridian for such items to its other customers. We have not entered into any agreement with Meridian with regard to the introduction of customers or sale of equipment.

Competition

We will be competing with numerous general-purpose carpentry and construction companies who have the capability to construct structures of almost any configuration. However, we are not aware of any direct competitors in our area who construct mobile kiosks specifically for use as drive-through beverage units. There are other companies engaged in the construction of mobile beverage kiosks, such as Mountain Manufacturing in Montana, but we are not aware of any direct competitors in the Utah market. There can be no assurance that an established manufacturing company with superior financial resources and expertise to those of our company will not enter the market and begin competing with us directly.

Employees and Consultants

We have only one employee, our president, and we are dependent on his continued service to implement our business plan. The loss of our president would have a material adverse impact on our business, and there is no assurance that we could locate a qualified replacement. We have not entered into an employment agreement with our president, and we do not carry "key man" life insurance on the life of our president.

Offices and Facilities

Our offices are located at 6500 S. 400 W, Suite C, Salt Lake City, Utah 84107, in space we share with Meridian Coffee Company, an affiliate of our president. The space consists of 1,000 square feet of space, of which approximately 500 square feet are office space and 500 square feet are warehouse and storage space. From the formation of our company until July 31, 2000, we used this space free of charge. Commencing November 1, 2000, we began subletting an undivided share of the office space from Meridian under an oral agreement for a monthly rental of $100 plus our share of expenses incurred for paper, copies, long distance telephone charges and similar items.

Legal Proceedings

We are not a party to any material legal proceedings, and to our knowledge, no such legal proceedings have been threatened against us.

                           Management

As indicated in the following table, Nikk Bednarik (full name Steven N. Bednarik), holds the offices of president, secretary and treasurer and is the only member of our board of directors. The term of office for each officer position is for one year or until his or her successor is duly elected and qualified by the board of directors. The term of office for a director is for one year or until his or her successor is duly elected and qualified by the stockholders.

                     Term
                      Of
      Name      Age  Office            Positions Held

 Nikk Bednarik                        President, Secretary,
                31   2001             Treasurer and Director
________________________

Certain biographical information with respect to Mr. Bednarik is set forth below.

Nikk Bednarik, age 31, has been a director and a vice president of Meridian Coffee Company since he co-founded the company in 1992. Meridian Coffee is a coffee wholesaler that provides an assortment of roasted coffees and coffee beans, tea and other beverage products to retail coffee outlets and other businesses and organizations in the Salt Lake City Metropolitan Area. Mr. Bednarik's full name is Steven N. Bednarik.

                     Executive Compensation

Historical Compensation

We have not paid any compensation to Mr. Bednarik, our sole officer, director, and employee, since the date of our incorporation in March 2000. We have not granted Mr. Bednarik any stock options, stock awards, or other forms of equity compensation. We do not provide Mr. Bednarik with medical insurance or other similar employee benefits.

Future Compensation

We will not compensate Mr. Bednarik for his efforts in designing and constructing our prototype mobile beverage kiosk. However, we will compensate him for his efforts in constructing future kiosks as follows: (i) we will pay him for actual work performed by him in connection with the kiosk construction at rates comparable to those we would pay an unrelated third party performing the same services for us; and (ii) we will pay him a commission equal to ten percent (10%) of the sales price of any kiosks we sell and 10% of the effective sales price of any kiosks we lease, with commissions on leased kiosks being paid over the term of the particular lease. We will also reimburse Mr. Bednarik for reasonable costs and expenses incurred by him in connection with our business. We may pay additional compensation to Mr. Bednarik in the future if justified based on the growth of our business and the time Mr. Bednarik is required to devote to our business.

We have not entered into an employment agreement with Mr.
Bednarik.

         Certain Relationships and Related Transactions

Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's length negotiations.

Sale of Stock at Organization

In April, 2000, in connection with our organization, we sold
4,500,000 shares of common stock to three people, including our president, for $9,000 in cash.

Shared Office Space with Meridian Coffee

Our offices are located in space we share with Meridian Coffee Company, an affiliate of our president. Commencing November 1, 2000, we agreed to sublet an undivided share of the office space from Meridian under an oral agreement for a monthly rental of $100 plus our share of expenses incurred for paper, copies, long distance telephone charges, and similar items.

Relationship with Meridian

We have a relationship with Meridian Coffee Company, an affiliate of our president, which is a coffee wholesaler providing coffee and beverage products to retail coffee outlets in the Salt Lake City Metropolitan Area. We may purchase beverage ingredients such as espresso and coffee related equipment for use in our kiosks from Meridian. If we do, the prices we pay Meridian for such items will be no less favorable to us than the lowest prices charged by Meridian for such items to its other customers. We have not entered into any agreement with Meridian with respect to the sale of equipment.

Indemnification

Our articles of incorporation provide that our directors shall have no personal liability to our company or our stockholders for damages for breaches of their fiduciary duties as directors or officers, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of certain unlawful distributions. In addition,
Section 78.037 of the Nevada corporation law, Article VIII of our articles of incorporation, and Article VIII of our bylaws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.

                     Principal Stockholders

The following table sets forth as of the date of this prospectus the name, address, and stock holdings of each person who owns of record, or was known by us to own beneficially, 5% or more of our outstanding common stock, and the stock holdings of Nikk
Bednarik, our sole director and officer.

                                                              Percentage
        Title of Class   Beneficial Owner(1)        Amount        of
                                                               Ownership
       Principal
       Stockholders

         Common Stock  Steven K. Bednarik(2)       750,000        16.7%
                       215 S. State Street, #750
                       Salt Lake City, UT 84111

         Common Stock  Lynn Dixon                1,250,000        27.8%
                       311 S. State Street
                       Salt Lake City, UT 84111


       Officers and
       Directors

         Common Stock  Nikk Bednarik(2)          2,500,000        55.6%

         Common Stock  All Executive Officers
                       and Directors as a
                       Group (1 person)          2,500,000        55.6%

_____________________

(1) Except as otherwise noted, all shares are owned beneficially and of record, and the record stockholder has sole voting, investment, and dispositive power over the shares owned by him.
(2) Steven K. Bednarik is the father of Nikk Bednarik (full name Steven N. Bednarik).


                  Description of Capital Stock

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock , $0.001 par value. The following summary description is qualified by reference to the detailed provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement in which this prospectus is included.

Common Stock

As of the date of this prospectus, we have 4,500,000 shares of common stock issued and outstanding, which are held by three stockholders. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings.

Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

The holders of our common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid any dividends in the past and do not anticipate that we will pay dividends in the foreseeable future. In certain cases, common stockholders may not receive dividends, if and when declared by the board of directors, until we have satisfied our obligations to any preferred stockholders.

The board of directors has authority to authorize the offer and sale of additional securities without the vote of or notice to existing stockholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing stockholders, including persons purchasing common stock in this offering.

Preferred Stock

Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company, and voting rights, if any.

Future Sales of Securities

 We previously issued 4,500,000 shares of our stock to three people in connection with our organization in March 2000. None of such shares has been registered under the Securities Act of 1933, however, once those shares have been held for in excess of one year, they may be available for resale from time to time by means of ordinary brokerage transactions in the open market pursuant to Rule 144 under the Securities Act of 1933, subject to the requirements and limitations imposed by Rule 144. The possibility of such resales under Rule 144 may have a depressive effect on the market price for our stock in any market that may develop in the future.

                      Plan of Distribution

We are offering up to 500,000 shares of our common stock in this offering. We are offering the stock directly without any requirement that a minimum number of shares be sold. The stock will be offered and sold only in states where it is registered or exempt from registration, and by our president, who will mail copies of this prospectus to potential investors and respond by telephone or in person to questions raised by potential investors. The offering will continue until the earlier of the date all offered shares are sold or six months from the date of this prospectus. The funds received from the sale of stock in this offering will not be placed in escrow and will immediately be available to us for use in our business in the manner described in "Use of Proceeds." No broker-dealer is participating in this offering, and no sales commissions will be paid to any person in connection with this offering.

There is currently no trading market for our common stock, and there can be no assurance that any trading market will develop in the future.

            Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not include all of the information contained in the registration statement and the accompanying exhibits and schedules. For further information about our common stock and us, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be obtained at prescribed rates or inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

Commencing with the date of this prospectus, we will file periodic reports with the Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, including reports on Forms 10-QSB, 10-KSB and 8-K. These reports may be examined and copies of them may be obtained at the public reference facilities of the Securities and Exchange Commission at the locations described above. These reports may also be accessed from the Commission's Web site at http://www.sec.gov. Copies of the periodic reports we file with the Commission will be provided to our stockholders without charge upon request to: Nikk Bednarik, President, Mobile Design Concepts, Inc., 6500 S. 400 W., Suite C, Salt Lake City, Utah 84107.

                          Legal Matters

Certain legal matters with regard to the validity under the Nevada Revised Statutes of the common stock to be sold in this offering have been passed upon for us by Mark N. Schneider, a Professional Corporation.

                             Experts

The financial statements as of December 31, 2000 included
in this prospectus have been audited by Pritchett, Siler & Hardy, independent certified public accountants, to the extent and for the periods set forth in their report included in this prospectus, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
                                    13

                             DECEMBER 31, 2000
                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]




                                 CONTENTS

                                                          PAGE

          Independent Auditors' Report                     1


          Balance Sheet, December 31, 2000                 2


          Statement of Operations, for the period
            from inception on March 10, 2000 through
            December 31, 2000                              3


          Statement of Stockholders' Equity, from
            inception on March 10, 2000 through
            December 31, 2000                             4


          Statement of Cash Flows, for the period
            from inception On March 10, 2000 through
            December 31, 2000                             5


          Notes to Financial Statements                6- 8

                       INDEPENDENT AUDITORS' REPORT


Board of Directors
MOBILE DESIGN CONCEPTS, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Mobile Design Concepts, Inc. [a development stage company] at December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from inception on March 10, 2000 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Mobile Design Concepts, Inc. [a development stage company] as of December 31, 2000 and the results of its operations and its cash flows for the period from inception on March 10, 2000 through December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Mobile Design Concepts, Inc. will continue as a going concern. As discussed in Note 7 to the financial statements, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/S/PRITCHETT, SILER & HARDY, P.C.
PRITCHETT, SILER & HARDY, P.C.
February 20, 2001
Salt Lake City, Utah

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

                               BALANCE SHEET


                                  ASSETS


                                                      December 31,
                                                          2000
                                                      ___________
CURRENT ASSETS:
  Cash                                                 $      576
  Inventory                                                 9,978
                                                      ___________
        Total Current Assets                               10,554
                                                      ___________
                                                       $   10,554
                                                     ____________


                   LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable - related party                     $       45
  Accounts payable - trade                                    812
  Interest payable                                             80
  Line of credit                                            5,606
                                                      ___________
        Total Current Liabilities                           6,543
                                                      ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   4,500,000 shares issued and
   outstanding                                              4,500
  Capital in excess of par value                            4,500
  Deficit accumulated during the
    development stage                                     (4,989)
                                                      ___________
        Total Stockholders' Equity                          4,011
                                                     ____________
                                                       $   10,554
                                                     ____________





 The accompanying notes are an integral part of this financial statement.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]


                          STATEMENT OF OPERATIONS



                                                     From Inception
                                                       on March 10,
                                                       2000 Through
                                                       December 31,
                                                           2000
                                                       __________

REVENUE                                                  $      -

OPERATING EXPENSES:
  General and Administrative                                4,872
                                                       __________
LOSS FROM OPERATIONS                                       (4,872)

OTHER EXPENSES:
  Interest                                                    117
                                                       __________
LOSS BEFORE INCOME TAXES                                   (4,989)

CURRENT TAX EXPENSE                                             -

DEFERRED TAX EXPENSE                                            -
                                                       __________

NET LOSS                                                $  (4,989)
                                                       ___________

LOSS PER COMMON SHARE                                   $    (.00)
                                                       ___________















 The accompanying notes are an integral part of this financial statement.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

                     STATEMENT OF STOCKHOLDERS' EQUITY

               FROM THE DATE OF INCEPTION ON MARCH 10, 2000

                         THROUGH DECEMBER 31, 2000


                                                               Deficit
                                                             Accumulated
            Preferred Stock       Common Stock    Capital in  During the
          ____________________ __________________ Excess of  Development
            Shares    Amount    Shares    Amount  Par Value     Stage
          __________ _________ _________ _________ ___________ ____________
BALANCE,
 March 10,
 2000              - $       -         - $       - $         - $          -

Issuance of
 4,500,000
 shares common
 stock for
 cash at $.002
 per share,
 April 4, 2000     -        -  4,500,000     4,500       4,500            -

Net loss for
 the period
 ended
 December 31,
 2000              -         -         -         -           -       (4,989)
          __________ _________ _________ _________ ___________ ____________
BALANCE,
 December 31,
 2000              - $       - 4,500,000 $   4,500 $     4,500 $     (4,989)
          __________ _________ _________ _________ ___________ ____________




















 The accompanying notes are an integral part of this financial statement.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

                          STATEMENT OF CASH FLOWS

                                                     From Inception
                                                       on March 10,
                                                       2000 Through
                                                       December 31,
                                                           2000
                                                      ____________
Cash Flows From Operating Activities:
 Net loss                                             $     (4,989)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Changes in assets and liabilities:
      (Increase) in inventories                             (9,978)
      Increase in accounts payable - related party              45
      Increase in accounts payable - trade                     812
      Increase in interest payable                              80
                                                      ____________
    Net Cash (Used) by Operating Activities                (14,030)
                                                      ____________
Cash Flows From Investing Activities                             -
                                                      ____________
   Net Cash Provided by Investing Activities                     -
                                                      ____________
Cash Flows From Financing Activities:

 Proceeds from issuance of common stock                      9,000
 Proceeds from line of credit                                5,606
                                                      ____________

    Net Cash Provided by Financing Activities               14,606
                                                      ____________
Net Increase in Cash                                           576

Cash at Beginning of Period                                      -
                                                      ____________
Cash at End of Period                                 $        576
                                                      ____________

Supplemental Disclosures of Cash Flow Information:

 Cash paid during the period for:
   Interest                                           $        37
   Income taxes                                       $         -

Supplemental Schedule of Noncash Investing and Financing Activities:

  For the period ended December 31, 2000:
     None






 The accompanying notes are an integral part of this financial statement.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Mobile Design Concepts, Inc. (the Company) was organized under the laws of the State of Nevada on March 10, 2000. The Company plans to design and manufacture mobile kiosks and other structures. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company's fiscal year-end is December 31.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 8]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Inventory - Inventory is valued at the lower of cost or market value. Inventory at December 31, 2000 consists of one modular building that is still in the process of being built.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $545 and were expensed during the period ended April 30, 2000.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133.),", SFAS No. 138 "Accounting for
  Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No 63, 89 and 21", and SFAS No. 140, "Accounting to
  Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - INVENTORY

  At  December 31, 2000, inventory consisted of one modular building that  is
  still  under  construction.   The  modular  building  is  recorded  at  its
  accumulated cost to-date of $9,978.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 3 - LINE OF CREDIT

  The Company has entered into a line of credit arrangement with a bank. The line provides for borrowings up to $20,606 with a variable interest rate that is 2% above the bank's prime rate. The initial rate is 11.5% per annum. The line of credit matures on August 1, 2001. At December 31, 2000 the outstanding balance on the line of credit was $5,606.

NOTE 4 - CAPITAL STOCK

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 2000.

  Common Stock - During April of 2000, in connection with its organization, the Company issued 4,500,000 shares of its previously authorized, but unissued common stock for cash. The shares were issued for $9,000 (or $.002 per share).

NOTE 5 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2000 an operating loss carryforwards of approximately $4,900 which may be applied against future taxable income and which expires in various years through 2020.

  The amount of an ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $1,600 as of December 31, 2000, with an offsetting valuation allowance at December 31, 2000 of the same amount. The change in the valuation allowance for the period ended December 31, 2000 is approximately $1,600.

NOTE 6 - RELATED PARTY TRANSACTIONS

  Management Compensation - As of December 31, 2000, the Company has not paid any compensation to any officer or director of the Company.

  Office  Space  - The Company has not had a need to rent office  space.   An
  officer/shareholder of the Company is allowing the Company to use his/her offices as a mailing address, as needed, at no expense to the Company.

                       MOBILE DESIGN CONCEPTS, INC.
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 7 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 8 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                                     From Inception
                                                       on March 10,
                                                       2000 Through
                                                       December 31,
                                                           2000
                                                       ___________

    Loss from continuing operations
    available to common shareholders
    (numerator)                                        $     4,989
                                                       ___________
    Weighted average number of
    common shares outstanding used
    in loss per share for the period
    (denominator)                                        4,500,000
                                                       ___________

  Fully diluted earnings per share was not present at December 31, 2000 as the Company has no common stock equivalents.


NOTE 9 - SUBSEQUENT EVENTS

  Line of Credit - During January 2001, the Company borrowed an additional $5,000 from the bank line of credit.

No person is authorized to give any
information    or   to    represent
anything  not  contained  in   this
prospectus.  You must not  rely  on
any  unauthorized  information   or
representations. This prospectus is
an  offer  to sell only the  shares
offered  hereby,  and  only   under
circumstances  and in jurisdictions
where  it is lawful to do  so.  The
information   contained   in   this
prospectus  is current only  as  of
its date.






          500,000 Shares

   Mobile Design Concepts, Inc.

           Common Stock






Until  [90 days after the  date  of
this  prospectus], all dealers that
effect   transactions   in    these
securities,    whether    or    not
participating in this offering, may
be    required   to    deliver    a
prospectus.  This is in addition to
the  dealers' obligation to deliver
a   prospectus   when   acting   as
underwriters  and with  respect  to
their    unsold    allotments    or
subscriptions.

                             PART II
             Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

            Nature of Expense          Amount
       SEC registration fees       $         33
       Transfer agent's and                1000
       registrar's fees and
       expenses
       Accounting fees and                2,500
       expenses
       Legal fees and expenses           10,000
       Printing and engraving               500
       expenses
       Blue sky fees and expenses           500
       Miscellaneous                        467
            Total                  $     15,000


Item 14.  Indemnification of Directors and Officers

Our articles of incorporation provide that our directors shall have no personal liability to our company or our stockholders for damages for breaches of their fiduciary duties as directors or officers, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of certain unlawful distributions. In addition,
Section 78.037 of the Nevada corporation law, Article VIII of our articles of incorporation, and Article VIII of our bylaws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Item 15.  Recent Sales of Unregistered Securities

Since its incorporation on March 10, 2000, the Registrant has issued and sold the following unregistered securities:

     In connection with its organization in April, 2000, the registrant sold 4,500,000 shares of common stock to three accredited investors, including its president, for $9,000 in cash. The foregoing issuances and sales of common stock were effected in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The registrant did not employ any general solicitation or advertising in connection with the transactions, each of the purchasers signed a customary investment representation letter, and the certificates for the shares were stamped with a customary restricted stock legend.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits

         SEC
Exhibit  Reference         Title of Document             Location
Number   Number


Item             Articles of Incorporation and Bylaws
3.
3.01       3     Articles of  Incorporation                Filed Previously
3.02       3     Bylaws                                    Filed Previously
Item             Instruments Defining the Rights of
4.               Security Holders
4.01       4     Specimen Stock Certificate                Filed Previously
Item             Opinion re: Legality
5.
           5     Opinion and Consent of Mark N.            Filed Previously
5.01             Schneider, A Professional Corporation
Item             Material Contracts
10.
10.1       10    Line of credit                            Filed Previously
10.2       10    Kiosk lease                               Filed Previously
Item             Consents of Experts and Counsel
23
23.1       23    Consent of Pritchett, Siler & Hardy,      This Filing
                 P.C., Independent accountants
23.2       23    Consent of Mark N. Schneider, A           Filed Previously
                 Professional Corporation

Item 17.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this pre-effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on May 10, 2001.

                              Mobile Design Concepts, Inc.



                              By:   /s/ Steven N. Bednarik
                                      Steven N. Bednarik
                                 President
                                (Principal Executive, Accounting
                                and Financial Officer)



In accordance with the requirements of the Securities Act of 1933, this pre-effective Amendment No. 1 to Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Name                      Title                 Date


 /s/ Steven N.                   Director              May 10, 2001
Bednarik
Steven N. Bednarik